UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

OCZ TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-34650

Delaware	04-3651093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6373 San Ignacio Avenue, San Jose, California 95119
(Address of principal executive offices, including zip code)

(408) 733-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On January 9, 2012, OCZ Technology Group, Inc., a Delaware corporation (“OCZ”), entered into an Agreement and Plan of Merger (the “Agreement”) by and among OCZ, Melrose Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of OCZ (“Sub”), Sanrad Inc.., a Delaware corporation (“Sanrad”) and certain former stockholders of Sanrad.  Pursuant to the Agreement, Sub merged with and into Sanrad (the “Merger”) with Sanrad surviving the Merger as a subsidiary of OCZ.  The effective date of the Merger was January 9, 2011.

The aggregate purchase price of the acquisition was $15 million comprised of approximately 2.1 million shares of OCZ common stock. The shares may not be resold for six months.  After six months, the shares will be eligible for resale pursuant to Rule 144 under the Securities Act of 1933.  OCZ has agreed that if Rule 144 is not then available for resales, that upon request by any holder of the shares received in the Sanrad acquisition that it will to file a registration statement registering resales of all of the shares issued in the acquisition.

Approximately 15% the shares issued as consideration will be held escrow until May 31, 2013 to serve as security for indemnification claims that OCZ may have under the Agreement.

The Agreement is included to provide information regarding its terms.  It is not intended to provide any other factual information about OCZ or Sanrad. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Stockholders of OCZ are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of OCZ or Sanrad.  Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Agreement, which subsequent information may or may not be fully reflected in OCZ’s public disclosures.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

 Item 9.01             Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2012	OCZ TECHNOLOGY GROUP, INC.

	By:	/s/ Arthur F. Knapp, Jr.
	Name:	Arthur F. Knapp, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger by and among OCZ Technology Group Inc., Melrose Merger Sub, Inc., Sanrad Inc. and Certain Stockholders of Sanrad Inc., dated as of January 9, 2012 (the “Agreement”)

[Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and all schedules to the Agreement have been omitted. OCZ Technology Group, Inc. agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.]